                                                                     EXHIBIT 1.1

                                   UWINK, INC.

                               UNITS CONSISTING OF
                       ___________ SHARES OF COMMON STOCK
                                       AND
              WARRANTS TO PURCHASE _________ SHARES OF COMMON STOCK

                           PLACEMENT AGENCY AGREEMENT

                              ______________, 2007

Merriman Curhan Ford & Co.
600 California Street, 9th Floor
San Francisco, California  94108

Ladies and Gentlemen:

         uWink, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell, pursuant to the terms of this Placement Agent Agreement (the "AGREEMENT") and the Subscription Agreement in the form of Exhibit A attached hereto (the "SUBSCRIPTION AGREEMENT"), up to _______ shares (the "OFFERED SHARES") of common stock, par value $0.001 per share (the "COMMON STOCK"), and warrants, in the form attached hereto as Exhibit B, to purchase up to ______ shares of Common Stock (the "OFFERED WARRANTS"), to certain "accredited investors" (as defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT")) (collectively, the "INVESTORS"). The Offered Shares and Offered Warrants shall be sold together as units consisting of one (1) Offered Share and one (1) Offered Warrant to purchase ____ shares of Common Stock (such units are referred to herein individually as the "OFFERED SECURITY" and collectively as the "OFFERED SECURITIES"). The Offered Warrants shall be immediately separable from the units. The Common Stock issuable upon exercise of the Offered Warrants is hereinafter referred to as the "WARRANT SHARES." The Offered Securities and the Warrant Shares are described more fully in the Registration Statement (as hereinafter defined). The maximum amount of Offered Securities offered pursuant to the Registration Statement is referred to herein as the "MAXIMUM AMOUNT".

         The Company hereby confirms its agreement with Merriman Curhan Ford & Co. ("MCF") to act as lead placement agent in connection with such issuance and sale of the Offered Securities, and in particular agrees as follows

         1. AGREEMENT TO ACT AS PLACEMENT AGENT.

                  (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company hereby appoints, and MCF agrees to act, as the Company's lead placement agent in connection with the issuance and sale, on a best efforts basis, by the Company of the Offered Securities to the Investors. The Company agrees that the NASD registered broker-dealers listed on


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Schedule A hereto shall act as co-placement agents for the Offered Securities
(such co-placement agents, collectively with MCF, the "PLACEMENT AGENTS"), it being agreed, however, that MCF and such other co-placement agents selected by MCF shall be the exclusive placement agents for the Offered Securities.

                  (b) The Company shall pay to the Placement Agents 8.00% of the proceeds received by the Company from the sale of the Offered Securities as set forth on the cover page of the Prospectus (as hereinafter defined). The Company will also issue to the Placement Agents warrants to purchase Common Stock (the "PLACEMENT AGENT WARRANTS") in an amount equal to 3.00% of the Offered Shares as set forth on the cover page of the Prospectus, subject to certain adjustments, and allocated between them as they shall mutually agree. The Placement Agent Warrants will be identical to the Offered Warrants.

                  (c) The Offered Securities are being sold at a price of $___ per unit. The purchases of the Offered Securities shall be evidenced by the execution of Subscription Agreements by each of the Investors and the Company.

                  (d) The Company hereby acknowledges that the obligations of the Company contained in paragraph 5 of that certain engagement letter, dated February 22, 2007, as amended June 15, 2007, shall remain in full force and effect in accordance with the terms thereof.

                  (e) The offering contemplated hereby shall commence on the date hereof and shall expire on December 31, 2007 unless the Maximum Amount is earlier fully subscribed for before that date or this Agreement is terminated pursuant to the terms hereof prior to that date. The period of time set forth in this Section 1(e) is referred to herein as the "OFFERING PERIOD."

                  (f) Subject to the provisions of this Agreement and to the performance by the Company of all of its obligations to be performed hereunder, the Placement Agents agree to use their best efforts to assist in arranging for sales of Offered Securities. The Company recognizes that "best efforts" does not assure that the offering contemplated hereby will be consummated. It is understood and agreed that the Placement Agents shall not and are under no obligation to purchase any Offered Securities for their own account and that this Agreement does not create any partnership, joint venture or other similar relationship between or among the Placement Agents and the Company.

         2. DELIVERY AND PAYMENT.

                  (a) Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agents, and JPMorgan Chase Bank N.A., as escrow agent (the "ESCROW AGENT"), shall enter into an Escrow Agreement substantially in the form of Exhibit C attached hereto (the "ESCROW AGREEMENT"), pursuant to which an escrow account will be established, at the Company's expense, for the benefit of the Investors (the "ESCROW ACCOUNT"). Prior to any Closing Date (as hereinafter defined): (i) each of the Investors will deposit in the Escrow Account an amount equal to the price per Offered Security as shown on the cover page of the Prospectus (as hereinafter defined) multiplied by the number of Offered Securities purchased by it, and (ii) on the last business day


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of each week following the Effective Date (or such earlier date as may be reasonably requested by the Company or MCF), the Escrow Agent will notify the Company and MCF in writing of the amount of the funds then being held by the Escrow Agent in payment for the Offered Securities (the "RECEIVED FUNDS").

                  (b) At 10:00 a.m., New York City time, on such date or dates as may be agreed upon by the Company and MCF (each, a "CLOSING DATE" and the first to occur, the "INITIAL CLOSING DATE") beginning on the Effective Date and ending at the conclusion of the Offering Period, the Escrow Agent will release the Received Funds from the Escrow Account to each of the Company and the Placement Agents as provided in the Escrow Agreement, and the Company shall deliver the Offered Securities purchased thereby to the Investors, and the Placement Agent Warrants relating thereto to MCF. The delivery of the Offered Shares shall be made through the facilities of The Depository Trust Company.

                  (c) One or more closings of the transactions contemplated hereby (each, a "CLOSING") may be undertaken during the Offering Period. Such Closings shall take place at the offices of Ellenoff Grossman & Schole LLP, counsel to the Placement Agents ("PA COUNSEL") at 370 Lexington Avenue, New York, NY 10024, or at such other place as the Company and MCF may agree. All actions taken at any Closing shall be deemed to have occurred simultaneously. The conditions set forth herein and the obligations of the Company set forth herein shall apply equally to each Closing.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants and covenants to the Placement Agents that:

                  (a) A registration statement (including all pre-effective effective amendments thereto and all post-effective amendments thereto filed before the execution of this Agreement, the "REGISTRATION STATEMENT") on Form SB-2 (File No. 333-144029) with respect to the Offered Securities, the shares of Common Stock underlying the Offered Warrants and the shares of Common Stock underlying the Placement Agent Warrants ("PLACEMENT WARRANT SHARES") has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION"), has been filed with the Commission and has become effective. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form SB-2. As used in this Agreement:

                  (i) "APPLICABLE TIME" means _____ (New York City time) on the date of this Agreement;

                  (ii) "EFFECTIVE DATE" means the date as of which the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

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                  (iii) "PROSPECTUS" means, collectively, each of: (i) the
         preliminary prospectus relating to the Offered Securities, dated July 23, 2007, (ii) the Company's free writing prospectus, dated August 1, 2007 (the "APPROVED FWP") and (iii) the final prospectus relating to the Offered Securities including any prospectus supplement thereto relating to the Offered Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

                  (iv) "REGISTRATION STATEMENT" means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including the Prospectus and all exhibits to such registration statement.

                  (b) The Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Offered Securities pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Offered Securities. No stop order of the Commission preventing or suspending the use of any Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company's knowledge, are contemplated by the Commission.

                  (c) The Registration Statement, at the time it became effective, as of the date hereof, and as of each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Prospectus conforms to the requirements of the Securities Act and the Rules and Regulations.

                  (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Prospectus will not, as of its date and as of each Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representation or warranty with respect to any statement contained in the Prospectus in reliance upon and in conformity with information concerning the Placement Agents and furnished in writing by the Placement Agents to the Company expressly for use in the Prospectus, as set forth in Section 8(b).

                  (f) The exhibits filed as part of the Registration Statement, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and the Rules and Regulations, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required


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         to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the Rules and Regulations and which have not been so described, filed or incorporated by reference. All such contracts and other documents to which the Company is a party have been authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

                  (g) The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and, in all material respects, accurate. Such data agree with the sources from which they are derived.

                  (h) The Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act (the "SEC REPORTS"). Each SEC Report was, at the time of its filing, in compliance in all material respects with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (i) The Company is, and as of each Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has, and as of each Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is, and as of each Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would not reasonably be expected to have a material adverse effect on or affecting the business, properties, those prospects specifically described in the Registration Statement and the Prospectus, management, consolidated financial position, stockholders' equity or results of operations of the Company and its Subsidiaries (as defined below) taken as a whole (a "MATERIAL ADVERSE EFFECT"). Complete and correct copies of the articles or certificate of incorporation and of the bylaws of the Company and all amendments thereto have been delivered to the Placement Agents, and no changes therein will be made subsequent to the date hereof and prior to the Initial Closing Date, except as described in the Registration Statement.


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                  (j) Schedule 2 of this Agreement contains a true and complete list of all of the subsidiaries (each, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"). Each Subsidiary has been duly organized and validly exists as a corporation in good standing under the laws of its jurisdiction of formation. The Subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not have a Material Adverse Effect. All of the shares of issued capital stock of the Subsidiaries has been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever.

                  (k) The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as set forth in the Registration Statement, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates referred to therein. The descriptions of the securities of the Company in the Registration Statement and the Prospectus are, and as of each Closing Date will be, complete and accurate in all respects. Except as set forth in the Registration Statement and the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities other than the Offered Securities.

                  (l) The Company has full legal right, power and authority to enter into this Agreement, the Subscription Agreements and the Escrow Agreement (together, the "TRANSACTION DOCUMENTS") and perform the transactions contemplated hereby and thereby. The Transaction Documents have been authorized and validly executed and delivered by the Company and are legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

                  (m) As of the date hereof, there are _______ shares of Common Stock issued and outstanding and no shares of preferred stock, par value $0.001, issued and outstanding and ____________ shares of Common Stock were issuable upon the exercise of all options, warrants and convertible securities outstanding.

                  (n) The issuance and sale of each of the Offered Shares and the Offered Warrants have been duly authorized by the Company, and the Offered Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The Warrant Shares and Placement Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Offered Warrants, and the Warrants Shares and Placement Warrant Shares, when issued by the Company upon valid exercise of the Offered Warrants and Placement Agent Warrants, respectively, and payment of the exercise


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         price, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Offered Securities will not be subject to personal liability by reason of being such holders. The Offered Securities, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.

                  (o) The consolidated financial statements and the related notes included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles ("GAAP"). No other financial statements or schedules of the Company, the Subsidiaries or any other entity are required by the Securities Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. All disclosures contained in the Registration Statement and the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and
         Item 10 of Regulation S-B under the Securities Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement and the Prospectus.

                  (p) There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and the Prospectus in accordance with Regulation S-X under the Securities Act which have not been included as so required. The pro forma and/or as adjusted financial information included in the Registration Statement and the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and include all adjustments necessary to present fairly, in accordance with GAAP and in all material respects, the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma and as adjusted financial information included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (q) Kabani & Company, Inc. (the "ACCOUNTANTS"), who have reported on such consolidated financial statements and schedules, are registered independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The consolidated financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus have been prepared in conformity with the requirements of the Securities Act, Exchange Act and the Rules and Regulations and present fairly the information shown therein.


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                  (r) There is and has been no failure on the part of the
         Company, or to its knowledge, any of the Company's directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated therewith (the "SARBANES OXLEY ACT") applicable to the Company. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply. The Company's Board of Directors satisfies all "independence" requirements (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company's Board of Directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations and the audit committee of the Company's Board of Directors has, or will have prior to the approval of the listing of the Common Stock on the American Stock Exchange ("AMEX") at least one member who is "financially sophisticated" (as that term is defined under applicable laws, rules, regulations and listing standards).

                  (s) The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Annual Report on Form 10-KSB or Quarterly Report on Form 10-QSB, as the case may be, is being prepared. The Company presented in its Form 10-QSB for the quarter ended April 3, 2007 (such date, the "EVALUATION DATE") the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307 of Regulation S-B under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.


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                  (t) Except as set forth in or otherwise contemplated by the
         Registration Statement: (i) since the Evaluation Date and prior to the Initial Closing Date, there has not been and will not have been any change in the capital stock of the Company (except for changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise of stock options, the issuance of shares upon the conversion of convertible promissory notes outstanding as of the date hereof, or upon the grant of restricted stock pursuant to the Company's authorized and approved employee incentive plans) or long-term debt of the Company or the Subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, those prospects specifically described in the Registration Statement and the Prospectus, management, consolidated financial position, stockholders' equity, or results of operations of the Company and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE CHANGE") and (ii) since the Evaluation Date, neither the Company nor the Subsidiaries have sustained, and the Company is unaware of any existing condition (other than those conditions occurring naturally and of equivalent risk to similarly situated businesses) with respect to any of its properties that, to the knowledge of the Company, is reasonably likely to cause the Company or its Subsidiaries to sustain, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

                  (u) Since the date as of which information is given in the Registration Statement, neither the Company nor the Subsidiaries have entered or will enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, or incurred or has reason to believe that they will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole.

                  (v) Neither the Company nor the Subsidiaries own any real property. Each of the Company and the Subsidiaries has good and valid title to all personal property described in the Registration Statement or the Prospectus as being owned by them that are material to the businesses of the Company and the Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and claims except those that: (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or the Prospectus as being leased by the Company or the Subsidiaries that is material to the business of the Company and the Subsidiaries taken as a whole is held by them under valid, existing and enforceable leases, except those that
         (A) do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.


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                  (w) The Company is not, nor upon completion of the
         transactions contemplated herein will it be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (x) There are no legal, governmental or regulatory actions, suits, investigations or proceedings pending to which the Company, its officers and directors or the Subsidiaries are a party or to which any property of the Company or the Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or the Subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents. To the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others. To the Company's knowledge, there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not so described.

                  (y) Each of the Company and the Subsidiaries have, and as of each Closing Date will have: (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its respective business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a Material Adverse Effect, (ii) complied with all laws, regulations and orders applicable to either it or its business, except where the failure to so comply would not have a Material Adverse Effect, and (iii) performed all its obligations required to be performed, and is not, and as of each Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "CONTRACT OR OTHER AGREEMENT") to which it is a party or by which its property is bound or affected and, to the Company's knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder, except where such default, individually or in the aggregate, would not have a Material Adverse Effect. The Company and the Subsidiaries are not in violation of any material provision of their respective organizational or governing documents.

                  (z) The Company has all corporate power and authority to enter into the Transaction Documents, and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained, except such as have been obtained, such as may be required under state securities or Blue Sky Laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") or the AMEX in connection with the distribution of the Offered Securities by the Placement Agents.

                  (aa) Neither the execution of the Transaction Documents, nor the issuance, offering or sale of the Offered Securities, nor the consummation of any of the transactions contemplated herein or in the Subscription Agreements or Escrow Agreement, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict

                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 11 of 30


         with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to the terms of any contract or other agreement to which the Company or the Subsidiaries may be bound or to which any of the property or assets of the Company or the Subsidiaries are subject, except such conflicts, breaches or defaults as may have been waived or such conflicts, breaches or defaults, individually or in the aggregate, as shall not result in a Material Adverse Effect; nor will such action result in any violation of the provisions of the organizational or governing documents of the Company or the Subsidiaries, or any statute or any order, rule or regulation applicable to the Company or the Subsidiaries or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or the Subsidiaries, except such violations, individually or in the aggregate, that shall not result in a Material Adverse Effect.

                  (bb) No statement, representation or warranty made by the Company in this Agreement or made in any certificate or document required by the Transaction Documents to be delivered to the Placement Agents, the Investors or the Escrow Agent was or will be, when made, in light of the circumstances under which such statement was made, inaccurate, untrue or incorrect in any material respect.

                  (cc) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

                  (dd) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or satisfied, or as described in the Registration Statement.

                  (ee) The Common Stock is currently listed on the OTC Bulletin Board. Except as disclosed in the Company's public filings, the Company has not, in the 12 months preceding the date hereof, received notice from the OTC Bulletin Board to the effect that the Company is not in compliance with its listing or maintenance requirements. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all listing and maintenance requirements of the AMEX. The Company has applied to list its Common Stock the AMEX.

                  (ff) The Company is not involved in any material labor dispute nor is any such dispute known by the Company to be threatened.

                  (gg) The business and operations of the Company and the Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to

                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 12 of 30


         occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance will not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor the Subsidiaries have received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

                  (hh) Except as disclosed in the Registration Statement: (i) to the Company's knowledge, each of the Company and the Subsidiaries own or have obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of its respective business as currently conducted (collectively, the "INTELLECTUAL PROPERTY"); and (ii) (a) to the Company's knowledge, there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or the Subsidiaries for the products described in the Registration Statement that would preclude the Company or the Subsidiaries from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or the Subsidiaries; (b) to the Company's knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or the Subsidiaries, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or the Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or the Subsidiaries, other than claims which would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or the Subsidiaries, other than non-material actions, suits, proceedings and claims, or other than normal patent application examination procedures; and (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.

                  (ii) Each of the Company and the Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the

                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 13 of 30


         Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against it or the Subsidiaries which could have a Material Adverse Effect.

                  (jj) On each Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Offered Securities to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with in all material respects.

                  (kk) Each of the Company and the Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for their respective businesses, including, but not limited to, insurance covering all real and personal property owned or leased by the Company or the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

                  (ll) The Company has delivered to MCF the Company's Uniform Franchise Offering Circular dated inclusive of all of the exhibits identified therein ("UFOC") and all exhibits, amendments and supplements thereto and each application filed with any state franchise authority for registration to sell franchises in the state ("STATE REGISTRATIONS"). The UFOC contained information in compliance, as of the date of the UFOC, with the disclosure requirements of the FTC Trade Regulation Rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" (the "FTC Rule") and the State Regulations of those states with which the Company has applied for registration to sell franchises, and the UFOC filed with the applications complied as to form with the FTC Rule and such State Regulations, except for any non-compliance which would not have a Material Adverse Effect.

                  (mm) The procedures of the Company for offering and selling franchises: (i) comply in all material respects with the FTC Rule and the State Registrations of those states with which the Company is registered to sell franchises, and (ii) with respect to the UFOC, the Company has made all filings with all federal and state authorities required for the offer and sale of franchises in such states where the Company offers franchises, except for any noncompliance or failure to file which would not have a Material Adverse Effect.

                  (nn) Neither the Company nor the Subsidiaries, nor, to the knowledge of the Company, any director or officer, has directly or indirectly: (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof,
         (iii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 14 of 30


                  (oo) Each officer and director of the Company listed on
         Schedule 3 hereto has delivered to MCF an agreement in the form of EXHIBIT D hereto duly executed by such persons.

                  (pp) The Company has delivered to MCF an agreement in the form of EXHIBIT E hereto to the effect that it will not, for a period of 90 days from the Initial Closing Date, without the prior written consent of MCF and except as contemplated by this Agreement, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of capital stock of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company, except with respect to the: (i) issuance of shares of Common Stock upon the exercise of stock options and warrants outstanding as of the date hereof; (ii) issuance of shares of Common Stock upon the conversion of convertible promissory notes outstanding as of the date hereof; and (iii) grant of restricted stock or restricted stock units and the issuance of Common Stock or stock options under any benefit plan of the Company existing on the date hereof, including, without limitation, the Company's deferred compensation arrangements, and described in the Prospectus.

                  (qq) The Company has not distributed and, prior to the later to occur of the final Closing Date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Prospectus (including the Approved FWP) and any Permitted Free Writing Prospectus (as defined below) to which MCF has consented.

                  (rr) Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and the Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "CODE"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company or the Subsidiaries with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

                  (ss) Except as disclosed in the Registration Statement, the Company is not a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than $60,000 to any officer, consultant, director or employee.

                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 15 of 30


                  (tt) No relationship, direct or indirect, exists between or among the Company or the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Subsidiaries, on the other, which is required by the Securities Act to be disclosed in the Registration Statement and the Prospectus and is not so disclosed.

                  (uu) The Company has not sold or issued any securities that would be integrated with the offering of the Offered Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulation or the interpretations thereof by the Commission.

                  (vv) Neither the Company nor the Subsidiaries are a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Subsidiaries or the Placement Agents for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Offered Securities. Neither the Company nor the Subsidiaries are a party to any contract, agreement or understanding with any person (other than this Agreement) which, for the purposes of NASD Rule 2710, would result in any compensation or other item of value owed to such other person being aggregated with the compensation to be received by the Placement Agents hereunder.

                  (ww) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a "FORWARD LOOKING STATEMENT") contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Forward Looking Statements under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations: (i) were made by the Company with a reasonable basis and in good faith and reflect the Company's good faith reasonable best estimate of the matters described therein, and (ii) have been prepared in accordance with Item 10 of Regulation S-B under the Securities Act.

                  (xx) The operations of the Company and the Subsidiaries are and have been in material compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended, the money laundering statutes of all jurisdictions to which the Company or the Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "MONEY LAUNDERING LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

                  (yy) Neither the Company, nor the Subsidiaries, nor, to the knowledge of the Company, any director or officer, employee, agent or other person acting on behalf of the Company or the Subsidiaries have, in the course of its actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any

                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 16 of 30


         foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  (zz) As used in this Agreement, references to matters being "MATERIAL" with respect to the Company shall mean a material event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, those prospects specifically described in the Registration Statement and the Prospectus, business, operations or results of operations of the Company.

                  (aaa) As used in this Agreement, the term "KNOWLEDGE OF THE COMPANY" (or similar language) shall mean the knowledge of the officers and directors of the Company who are named in the Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

                  (bbb) Any certificate signed by or on behalf of the Company and delivered to the Placement Agents or to PA Counsel shall be deemed to be a representation and warranty by the Company to each Placement Agent as to the matters covered thereby.

         4. AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the Placement Agents as follows:

                  (a) The Registration Statement has become effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used), subject to the prior approval of MCF, pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to MCF promptly following such filing.

                  (b) The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Offered Securities by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to MCF within a reasonable period of time prior to the filing thereof and MCF shall not have reasonably objected thereto in good faith.

                  (c) The Company will notify the Placement Agents promptly, and will, if requested, confirm such notification in writing: (i) when any post-effective amendment to the Registration Statement becomes effective; (ii) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement, the Prospectus, or the initiation of any proceedings for that purpose or the threat thereof; (iv) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of

                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 17 of 30


any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (v) of receipt by the Company of any notification with respect to any suspension of the qualification of the Offered Securities for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agents promptly of all such filings.

                  (d) If, at any time when a Prospectus relating to the Offered Securities is required to be delivered under the Securities Act, the Company becomes aware of the occurrence of any event as a result of which the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or PA Counsel, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or PA Counsel, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or PA Counsel, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Securities Act or the Rules and Regulations, the Company will promptly notify MCF and, subject to Section 4(b) hereof, will promptly prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agents, without charge, such number of copies thereof as the Placement Agents may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agents.

                  (e) The Company will furnish to the Placement Agents and PA Counsel, without charge: (i) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, (ii) so long as a prospectus relating to the Offered Securities is required to be delivered under the Securities Act, as many copies of the Prospectus or any amendment or supplement thereto as the Placement Agents may reasonably request.

                  (f) The Company will comply with all the undertakings contained in the Registration Statement.

                  (g) The Company represents and agrees that, except for the Approved FWP, it has not and will not, unless it obtains the prior consent of MCF, which consent will not be unreasonably withheld, conditioned or delayed, make any offer relating to the Offered Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433 promulgated under the

                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 18 of 30


Securities Act, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 promulgated under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by MCF (including the Approved FWP) is hereinafter referred to as a "PERMITTED FREE WRITING PROSPECTUS." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433 promulgated under the Securities Act, and has complied and will comply with the requirements said Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company will retain in accordance with the Rules and Regulations all Permitted Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations.

                  (h) Prior to the sale of the Offered Securities to the Investors, the Company will cooperate with MCF and PA Counsel in connection with the registration or qualification of the Offered Securities for offer and sale under the state securities or Blue Sky laws of such jurisdictions as MCF may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                  (i) The Company will apply the net proceeds from the offering and sale of the Offered Securities in the manner set forth in the Prospectus under the caption "Use of Proceeds." Without the written consent of MCF, which shall not be unreasonably withheld, conditioned or delayed, no proceeds of the Offering will be used to pay outstanding loans from officers, directors or stockholders, except for the repayment of the promissory notes issued on April 2, 2007 and June 8, 2007.

                  (j) The Company will use its best efforts to ensure that the Offered Shares are listed on the AMEX at the time of the Initial Closing.

                  (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Offered Shares to facilitate the sale or resale of any of the Offered Shares.

                  (l) The Company shall, upon the reasonable request of the Placement Agents, deliver written affirmation of any certificate delivered to the Placement Agents pursuant to Section 7 prior to any Closing Date following the Initial Closing Date.

         5. AGREEMENTS OF THE PLACEMENT AGENTS. The Placement Agents agree that it shall not include any "issuer information" (as defined in Rule 433 under the Securities Act) in any "free writing prospectus" (as defined in Rule 405) used or referred to by such Placement Agents without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, which consent will not be unreasonably withheld, conditioned or delayed, "PERMITTED ISSUER INFORMATION"); provided that: (i) no such consent

                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 19 of 30


shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) "issuer information," as used in this Section 5 shall not be deemed to include information prepared by such Placement Agents on the basis of or derived from issuer information. The Placement Agents also agree to provide to each Investor, prior to the Closing, a copy of the Prospectus and any amendments or supplements thereto.

         6. EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to:

                  (a) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any Permitted Free Writing Prospectus, the Prospectus and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company;

                  (b) the preparation and delivery of certificates representing the Offered Securities;

                  (c) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Offered Securities;

                  (d) the listing of the Common Stock on AMEX;

                  (e) any filings required to be made by the Placement Agents with the NASD, and the fees, disbursements and other charges of counsel for the Placement Agents in connection therewith;

                  (f) the cost and charges of any transfer agent or registrar for the Offered Securities;

                  (g) the registration or qualification of the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions reasonably designated by MCF, including the reasonable fees, disbursements and other charges of PA Counsel in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda;

                  (h) fees, disbursements and other charges of counsel to the Company;

                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 20 of 30


                  (i) reasonable fees, disbursements and other charges of PA Counsel, up to a maximum of $75,000, including any fees incurred in connection with any Blue Sky registrations described in subsection (g) above;

                  (j) fees and disbursements of the Accountants, including those incurred in delivering the letter(s) described in Section7(f) of this Agreement;

                  (k) the fees of the Escrow Agent;

                  (l) any stock transfer taxes incurred in connection with the offering contemplated by this Agreement;

                  (m) all expenses of the Company and its representatives incurred in connection with attending or hosting meetings with prospective purchasers of the Offered Securities;

                  (n) all reasonable travel and other out-of-pocket expenses of the Placement Agents on a fully accountable basis; and

                  (o) all other costs and expenses incident to the performance of the Company obligations hereunder which are not otherwise specifically provided for in this Section 6.

         7. CONDITIONS OF THE OBLIGATIONS OF THE PLACEMENT AGENTS. The obligations of the Placement Agents hereunder are subject to the following conditions:

                  (a) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission),
         (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Offered Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission),
         (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and
         (iv) after the date hereof no amendment or supplement to the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus shall have been filed unless a copy thereof was first submitted to MCF and MCF did not object thereto in good faith, and MCF shall have received certificates of the Company, dated as of the Initial Closing Date and signed by the President and Chief Executive Officer or the Chairman of the Board of Directors of the Company, and the Chief Financial Officer of the Company, to the effect of clauses
         (i), (ii) and (iii).

                  (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other


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                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 21 of 30


         than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the reasonable judgment of MCF any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Offered Securities to Investors as contemplated hereby.

                  (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of MCF, could have a Material Adverse Effect.

                  (d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects as of each Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

                  (e) The Placement Agents shall have received an opinion, dated the Initial Closing Date, of Sonnenschein Nath & Rosenthal LLP with respect to the matters set forth in Exhibit F hereto.

                  (f) On the date hereof, the Accountants shall have furnished to the Placement Agents a letter, dated the date of its delivery (the "COMFORT LETTER"), addressed to the Placement Agents and in form and substance satisfactory to MCF, confirming that: (i) they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations; (ii) in their opinion, the financial statements and any supplementary financial information included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations; (iii) on the basis of procedures, not constituting an examination in accordance with generally accepted auditing standards, set forth in detail in the Comfort Letter, a reading of the latest available interim financial statements of the Company, inspections of the minute books of the Company since the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in the Comfort Letter to a date not more than five days prior to the date of the Comfort Letter, nothing came to their attention that caused them to believe that: (A) as of a specified date not more than five days prior to the date of the Comfort Letter, there have been any changes in the capital stock of the Company or any increase in the long-term debt of the Company, or any decreases in net current assets or net assets or other items specified by MCF, or any increases in any items specified by MCF, in each case as compared with amounts shown in the latest balance sheet included in the


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                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 22 of 30


         Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in the Comfort Letter; and (B) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (A), there were any decreases in revenues or the total or per share amounts of net income or other items specified by MCF, or any increases in any items specified by MCF, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by MCF, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in the Comfort Letter; and (iv) in addition to the examination referred to in their reports included in the Prospectus and the procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by MCF, which are derived from the general accounting, financial or other records of the Company, as the case may be, which appear in the Prospectus or in Part II of, or in exhibits or schedules to, the Registration Statement, and have compared such amounts, percentages and financial information with such accounting, financial and other records and have found them to be in agreement.

                  (g) At the Initial Closing Date, there shall be furnished to the Placement Agents a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to MCF to the effect that each signer has carefully examined the Registration Statement and the Prospectus, and that to each of such person's knowledge:

                  (i) (A) As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

                  (ii) All the representations and warranties of the Company contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall have been on the date hereof and shall be as of the Initial Closing Date, as if made on and as of the Initial Closing Date, true and complete in all respects, and all the representations and warranties of the Company contained in this Agreement that are not qualified as to materiality or Material Adverse Effect shall have been true and complete in all material respects on the date hereof and shall be true and complete in all material respects as of the Initial Closing Date, provided, however, that any representation or warranty of the Company in this Agreement made only as of some date other than the date hereof shall have been true and complete only as of such other date.


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                                                             _____________, 2007
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                  (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

                  (iv) No stop order or other order suspending the effectiveness of the Registration Statement, or any part thereof, or the qualification or registration of the Offered Securities under the securities or Blue Sky laws of any jurisdiction, has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

                  (v) Any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities.

                  (vi) Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Change.

                  (h) The Offered Securities shall be qualified for sale in such states as MCF may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on any Closing Date with respect to the sale of the Offered Securities in such state or states, as provided for herein.

                  (i) The Company shall have furnished or caused to be furnished to the Placement Agents such a customary certificate of the Company's Secretary, as well as certificates, in addition to those specifically mentioned herein, as MCF may have reasonably requested as to the accuracy and completeness at the Initial Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Initial Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agents.

                  (j) MCF shall have received the agreements referred to in
Section 3(oo) and (pp) hereof substantially in the form of Exhibits D and E hereto.

         8. INDEMNIFICATION.

                  (a) The Company shall indemnify and hold harmless the Placement Agents, their respective directors, officers, employees and agents and each person, if any, who controls the Placement Agents within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Securities Act or other Federal or state


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                                                             _____________, 2007
                                                                   Page 24 of 30


statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or the Prospectus or any amendment or supplement thereto, (B) any Permitted Free Writing Prospectus or any amendment or supplement thereto, (C) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Offered Securities under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "APPLICATION"), or (iii) the omission or alleged omission to state in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Offered Securities in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for inclusion in the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Application (as set forth in paragraph (b) below). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) The Placement Agents will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Placement Agents, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for use in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Placement Agent might otherwise have. The Company acknowledges that, for all purposes under this Agreement: (i) the fourth to last paragraph under the heading "Plan of Distribution" in the Prospectus and (ii) the names of the Placement Agents, constitute the only information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for inclusion in the Registration Statement or the Prospectus.

                  (c) Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a


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                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 25 of 30


copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The Company will not, without the prior written consent of MCF (which consent will not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not the Placement Agents or any person who controls any of the Placement Agents within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agents and each such controlling person from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld, conditioned or delayed).

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Placement Agents,

                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
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the Company and the Placement Agents will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agents such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Placement Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other. The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by the Placement Agents hereunder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agents on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purpose of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8(d), the Placement Agents shall not be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under


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                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 27 of 30


this Section 8(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

         9. TERMINATION.

                  (a) The obligations of the Placement Agents under this Agreement may be terminated at any time prior to the completion of the distribution of the Offered Securities, by notice to the Company from MCF, without liability on the part of the Placement Agents to the Company if, prior to delivery and payment for the Offered Securities, in the sole judgment of MCF:
(i) trading in the Common Stock of the Company shall have been suspended by the Commission or by AMEX, or, if the Common Stock is not listed on AMEX, if trading shall have been suspended by the OTC Bulletin Board, (ii) trading in securities generally on AMEX, the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchange or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchange or by order of the Commission or any court or other governmental authority,
(iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis (including any material act of terrorism) shall have occurred, the effect of any of which is such as to make it, in the sole judgment of MCF, impracticable or inadvisable to market the Offered Securities on the terms and in the manner contemplated by the Prospectus.

                  (b) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Offered Securities provided for herein is not consummated because any condition to the obligations of the Placement Agents set forth herein is not satisfied, in each case because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by MCF, reimburse the Placement Agents for all reasonable out-of-pocket accountable expenses directly incurred in connection herewith.

         10. NO FIDUCIARY DUTY. The Company acknowledges and agrees that in connection with this offering, sale of the Offered Securities or any other services the Placement Agents may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agents: (i) no fiduciary relationship between the Company and any other person, on the one hand, and the Placement Agents, on the other, exists; (ii) the Placement Agents are not acting as advisors, experts or otherwise, to the Company, including, without limitation, with respect to the determination of the offering price of the Offered Securities, and such relationship between the Company, on the one hand, and the Placement Agents, on the other, is entirely and solely commercial, based on arms-length negotiations;
(iii) any duties and obligations that the Placement Agents may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Placement Agents and their respective affiliates may have


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                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 28 of 30


interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Placement Agents with respect to any breach of fiduciary duty in connection with this offering.

         11. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

                  (a) if sent to MCF or any Placement, shall be mailed, delivered, or faxed and confirmed in writing, to Merriman Curhan Ford & Co., 600 California Street, 9th Floor, San Francisco, California 94108, Attention: Peter Blackwood, with copies to Ellenoff Grossman & Schole LLP, 370 Lexington Avenue, New York, New York 10017, Attention: Lawrence A. Rosenbloom, Esq.; and

                  (b) if sent to the Company shall be mailed, delivered, or faxed and confirmed in writing to the Company at the addresses set forth in the Registration Statement, with a copy to Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, New York, NY 10020-1089, Attention: Ira I Roxland, Esq.;

         Any such notices and other communications shall take effect at the time of receipt thereof.

         12. SURVIVAL. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Placement Agents set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of: (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agents or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Offered Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         13. SUCCESSORS. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agents, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that: (i) the indemnification and contribution contained in Sections 8(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agents and any person or persons who control the Placement Agents within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No Investor shall be deemed a successor because of such purchase.

                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 29 of 30


         14. APPLICABLE LAW; VENUE. This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law). Each of the Placement Agents and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agents and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agents mailed by certified mail to the Placement Agents' address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Underwriter, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

         15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

         16. ENTIRE AGREEMENT. This Agreement, together with the schedule and exhibits attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

         17. SEVERABILITY. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

         18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.


                            [Signature Page Follows]

                                                      Merriman Curhan Ford & Co.
                                                             _____________, 2007
                                                                   Page 30 of 30


         Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agents.

                                             Very truly yours,

                                             UWINK, INC.


                                             By: _______________________________
                                                 Name:
                                                 Title:


CONFIRMED BY MCF, ACTING FOR ITSELF AND AS A REPRESENTATIVE OF THE PLACEMENT AGENTS NAMED ON SCHEDULE A ATTACHED HERETO, AS OF THE DATE FIRST ABOVE
MENTIONED:

MERRIMAN CURHAN FORD & CO.


By: _________________________________
    Name:
    Title:

                                   SCHEDULE 1

                                PLACEMENT AGENTS


                           Merriman Curhan Ford & Co.
                           Sterne, Agee & Leach, Inc.

                                   SCHEDULE 2

                                  SUBSIDIARIES


                  uWink Franchise Corporation, a Delaware corporation

                  uWink California, Inc. a Delaware corporation

                                   SCHEDULE 3

                              SCHEDULE OF LOCK-UPS

                                    EXHIBIT A

                         FORM OF SUBSCRIPTION AGREEMENT

                                    EXHIBIT B

                                 FORM OF WARRANT

                                    EXHIBIT C

                            FORM OF ESCROW AGREEMENT

                                    EXHIBIT D

                      FORM OF INDIVIDUAL LOCK-UP AGREEMENT

                                    EXHIBIT E

                        FORM OF COMPANY LOCK-UP AGREEMENT

                                    EXHIBIT F

                          MATTERS TO BE COVERED IN THE
                 SONNENSCHEIN NATH & ROSENTHAL LLP LEGAL OPINION

         1. The Company has been incorporated, and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company's two Subsidiaries of which we have notice have been incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware.

         2. Each of the Company and its Subsidiaries are in good standing as a foreign corporation and is duly qualified to transaction business in every jurisdiction in which the Company or Subsidiaries, as applicable, own or lease properties or conducts business for which the failure to be so qualified would have a Material Adverse Effect on the Company and Subsidiaries, taken as a whole.

         3. The Company has the corporate power and authority to enter into and perform its obligations under the Transaction Documents.

         4. Each of the Offered Shares and the Offered Warrants have been duly authorized and, when issued and delivered by the Company pursuant to the Placement Agency Agreement against due payment of applicable consideration, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Offered Warrants and the Warrant Shares, when issued and delivered upon valid exercise of the Offered Warrants and payment of the exercise price, will be validly issued, fully paid and nonassessable.

         5. The issuance of the Offered Securities is not subject to any statutory preemptive right of any securityholder of the Company or other right known to such counsel to subscribe for or otherwise acquire the Offered Securities.

         6. Except as set forth in or otherwise contemplated by the Registration Statement or the Prospectus, to the knowledge of such counsel, no person has the right to require the Company or its Subsidiaries to register any securities for sale under the Securities Act, by reason of the filing of the Registration Statement with the Commission or by reason of the issuance and sale of the Offered Securities, except for rights which have been waived or satisfied.

         7. The statements in the Prospectus under the captions "Description of Capital Stock" and "Description of Warrants," insofar as they purport to constitute summaries of the terms of the Company's charter or by-laws or Delaware statutes, rules and regulations thereunder, constitute accurate summaries of the terms of such documents, statutes, rules and regulations in all material respects.

         8. The execution, delivery and performance of the Transaction Documents do not, and will not, result in any violation of the provisions of the charter or by-laws of the Company in effect on the date hereof. The Transaction Documents have been duly authorized, executed and delivered by the Company and each constitutes a valid and binding agreement of the Company, and is enforceable against the Company in accordance with the terms thereof.

         9. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted, are pending or are threatened by the Commission.

         10. The Registration Statement and Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as the case may be, as of their respective effective or issue dates, or as of the dates they were filed with the Commission, or for any as have been amended then as of the dates of such amendments, as the case may be (other than the financial statements, other financial information and supporting schedules included therein or omitted therefrom, as to which such counsel need not express opinion), complied as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the applicable requirements of the Exchange Act.

         11. To the knowledge of such counsel, there is not pending or threatened in writing any action, suit or proceeding, inquiry or investigation to which the Company or its Subsidiary is a party, or to which the property of the Company or its Subsidiary is subject, before or brought by any court or governmental agency or body that is of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus.

         12. To the knowledge of such counsel, there are no franchises, contracts indentures, mortgages, loan agreements, notes, leases or other instruments of a character required to be described in the Registration Statement or the Prospectus, or to be filed as exhibits thereto, which are not described or filed as required.

         13. No filing with, or authorization, approval, consent, license, order, registration or qualification of any domestic court or governmental agency or body of the State of New York, the DGCL, or the federal government (other than under the Securities Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of any jurisdiction in connection with the distribution of the Offered Securities by the Placement Agents or the purchase of the Offered Securities by the Investors in the manner contemplated in the Placement Agency Agreement and in the Prospectus or the by-laws and rules of the NASD, as to which we express no opinion) is required in connection with the due authorization, execution and delivery of the Transaction Documents or for the offering, issuance, sale or delivery of the Offered Securities.

         14. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Offered Securities to the Investors), compliance by the Company with its obligations under the Placement Agency Agreement and in connection with the offering, and issuance and sale of the Offered Securities to the Investors do not and will not conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company or (ii) any statute, law, rule, regulation or any judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which violation or default would, in the case of clause (ii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (14) (if any), have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

         15. The Company is not, nor will be after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         16. The Company's uniform franchise offering circular dated [ ] inclusive of attached exhibits ("UFOC") contained information in compliance, as of the date of the UFOC, with the disclosure provisions of the FTC Trade Regulation Rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" (the "FTC Rule") and the franchise disclosure laws of those states with which the Company has filed such UFOC, and the UFOC complied as to form with the FTC Rule and such state franchise disclosure laws; except for any non-compliance which would not have a Material adverse Effect.

         17. To such counsel's knowledge: (a) the procedures of the Company for offering and selling franchises comply in all material respects with the FTC Rule and the franchise disclosure laws of those states with which the Company has filed the UFOCS and (b) with respect to the UFOC, the Company and/or it Subsidiaries has made all filings with all federal and state authorities required for the offer and sale of franchises in such states where the Company offers franchises, except for any noncompliance or failure to file which would not have a Material Adverse Effect.

         18. The descriptions of federal and state franchise regulations set forth in the Prospectus under the captions "Risk Factors" and "Business" accurately describe the status of the material governmental franchise regulations pertaining to franchising activities of the Company and its Subsidiaries.

         19. The description of the franchising agreements of the Company and its Subsidiaries set forth in the Prospectus under the caption "Business" accurately describes the material terms of such franchise agreements.

         20. To such counsel's knowledge, neither the Company nor any of its Subsidiaries have received any notice of violation of the FTC Rule or any state franchise registration or franchise disclosure law.

         21. While such counsel is not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or any supplements or amendments thereto, no facts have come to the attention of such counsel which has caused such counsel to believe that: (i) the Registration Statement or any amendments thereto, at the time the Registration Statement or any such amendments became effective or as of the Initial Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Prospectus as of the Applicable Time, together with each Permitted Free Writing Prospectus used before the Applicable Time and filed by the Company pursuant to Rule 433 of the Rules and Regulations, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that in each case that such counsel is not expressing a belief as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information, or the information regarding the Placement Agent or the method of distribution of the Offered Securities included in the Registration Statement, the Prospectus or any such amendments or supplements thereto).